UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
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HighPeak Energy, Inc.

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HIGHPEAK ENERGY, INC.

421 W. 3rd Street, Suite 1000

Fort Worth, Texas 76102

April 29, 2021

Dear Stockholders of HighPeak Energy, Inc.,

On behalf of the Board of Directors of HighPeak Energy, Inc. (the “Company” or “HighPeak”), we are pleased to invite you to our 2021 Annual Meeting of Shareholders, to be held at 421 W. 3rd Street, Suite 1000, Fort Worth, Texas 76102 on June 1, 2021 at 10:00 a.m., Central Time.

The accompanying proxy materials, including this proxy statement and the proxy card are being distributed and made available to our stockholders of record as of the close of business on April 12, 2021. The accompanying proxy materials provide the information necessary for our stockholders to submit their votes for each of the Company’s proposals.

Your vote is very important to us. We encourage you to sign and return your proxy card and/or vote by telephone or electronically over the internet following the instructions on the Notice as soon as possible to ensure your shares will be represented and voted at the meeting.

On behalf of the Board of Directors, we express our appreciation for your support of HighPeak.

Sincerely,

/s/ Jack Hightower

Jack Hightower

Chairman and Chief Executive Officer

HIGHPEAK ENERGY, INC.

421 W. 3rd Street, Suite 1000

Fort Worth, Texas 76102

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD AT 10:00 A.M. CENTRAL TIME ON JUNE 1, 2021

PROXY STATEMENT

To the stockholders of HighPeak Energy, Inc.:

Notice is hereby given that the 2021 Annual Meeting of Stockholders of HighPeak Energy, Inc. (the “Company,” “Highpeak,” “HighPeak Energy,” “we,” “us” or “our”) will be held on June 1, 2021, at 10:00 a.m., Central Time (the “Annual Meeting”) at 421 W. 3rd Street, Suite 1000, Fort Worth, Texas 76102.

The Annual Meeting is being held for the following purposes:

1.

To elect the two Class A director nominees named in this proxy statement to the Company’s Board of Directors, each of whom will hold office until the 2024 Annual Meeting of Stockholders and until his or her successor is elected and qualified or until the earlier of death, resignation or removal;

2.	To ratify the appointment of Weaver and Tidwell, LLP as the Company’s independent registered public accounting firm for 2021; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

All stockholders of record at the close of business on April 12, 2021 (the “Record Date”), will be entitled to receive notice of and to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE YOUR SHARES BY INTERNET, TELEPHONE, OR BY SIGNING, DATING AND RETURNING THE PROXY CARD. IF YOU CHOOSE TO ATTEND THE ANNUAL MEETING, YOU MAY STILL VOTE YOUR SHARES AT THE ANNUAL MEETING, EVEN THOUGH YOU HAVE PREVIOUSLY VOTED OR RETURNED YOUR PROXY BY ANY OF THE METHODS DESCRIBED IN OUR PROXY STATEMENT. IF YOUR SHARES ARE HELD IN A BANK OR BROKERAGE ACCOUNT, PLEASE REFER TO THE MATERIALS PROVIDED BY YOUR BANK OR BROKER FOR VOTING INSTRUCTIONS.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE HIGHPEAK ENERGY, INC. ANNUAL MEETING TO BE HELD AT 10:00 A.M., CENTRAL TIME ON JUNE 1, 2021 AT 421 W. 3RD STREET, SUITE 1000, FORT WORTH, TEXAS 76102: This notice of Annual Meeting of the Stockholders as well as the accompanying proxy statement and proxy card are available at https://www.cstproxy.com/highpeakenergy/2021.

ALL STOCKHOLDERS ARE EXTENDED A CORDIAL INVITATION TO ATTEND THE MEETING.

By Order of the Board of Directors,

/s/ Jack Hightower

Jack Hightower
Chairman and Chief Executive Officer

Fort Worth, Texas

April 29, 2021

HIGHPEAK ENERGY, INC.
TABLE OF CONTENTS

ABOUT THE ANNUAL MEETING	1
PROPOSAL ONE—ELECTION OF DIRECTORS	4
DIRECTORS AND SECTION 16 OFFICERS	5
MEETINGS AND COMMITTEES OF DIRECTORS	10
EXECUTIVE COMPENSATION	12
DIRECTOR COMPENSATION 16	16
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	17
CORPORATE GOVERNANCE	18
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	21
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	24
PROPOSAL TWO—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	28
AUDIT COMMITTEE REPORT	29
STOCKHOLDER PROPOSALS	30
AVAILABILITY OF CERTAIN DOCUMENTS	31

i

HIGHPEAK ENERGY, INC.

421 W. 3rd Street, Suite 1000

Fort Worth, Texas 76102

PROXY STATEMENT
2021 ANNUAL MEETING OF STOCKHOLDERS

The Board of Directors (the “Board of Directors” or the “Board”) of HighPeak Energy, Inc. (the “Company,” “Highpeak,” “HighPeak Energy,” “we,” “us” or “our”) requests your proxy for the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) that will be held on June 1, 2021, at 10:00 a.m., Central Time at 421 W. 3rd Street, Suite 1000, Fort Worth, Texas 76102. By granting the proxy, you authorize the persons named on the proxy to represent you and vote your shares at the Annual Meeting. Those persons will also be authorized to vote your shares to adjourn the Annual Meeting from time to time and to vote your shares at any adjournments or postponements of the Annual Meeting.

This proxy statement (this “Proxy Statement”) is dated April 29, 2021 and is first being mailed to our stockholders on or about that date.

ABOUT THE ANNUAL MEETING

Purpose of the Annual Meeting

The purpose of the Annual Meeting is for our stockholders to consider and act upon the proposals described in this Proxy Statement and any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof. In addition, management will report on the performance of the Company and respond to questions from stockholders.

Proposals to be Voted Upon at the Annual Meeting

At the Annual Meeting, our stockholders will be asked to consider and vote upon the following two proposals:

●

Proposal 1: To elect two Class A director nominees named in this Proxy Statement to the Company’s Board of Directors, each of whom will hold office until the 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”) and until his or her successor is elected and qualified or until the earlier of death, resignation or removal.

●	Proposal 2: To ratify the appointment of Weaver and Tidwell, LLP (“Weaver”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

In addition, any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof will be considered. As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

Recommendation of the Board

The Board recommends that you vote FOR each of the director nominees to the Board (Proposal One); and FOR the ratification of the appointment of Weaver as our independent registered public accounting firm for the fiscal year ending December 31, 2021 (Proposal Two).

Voting at the Annual Meeting

The Company’s common stock, par value $0.0001 per share (the “Common Stock”), is the only security of HighPeak Energy that entitles holders to vote generally at the annual meetings of the Company’s stockholders. Each share of Common Stock outstanding on April 12, 2021 (the “Record Date”) entitles the holder thereof to one vote at the Annual Meeting. HighPeak Energy’s Common Stock is listed and traded on the Nasdaq Global Market (the “Nasdaq”) under the ticker symbol “HPK.”

If, on the Record Date, you hold shares of our Common Stock that are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company (“Continental”), you are considered the stockholder of record with respect to those shares. Broadridge, Inc. (“Broadridge”) is sending these proxy materials directly to you on our behalf. As a stockholder of record, you may vote at the Annual Meeting or by proxy by signing and submitting your proxy card or by submitting your vote by telephone. Whether or not you plan to attend the Annual Meeting, we urge you to vote by way of telephone or by completing and returning the proxy card. If you submit a proxy but do not give voting instructions as to how your shares of Common Stock should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our Board as stated in this Proxy Statement. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by: (1) delivering a written notice of revocation addressed to HighPeak Energy, Inc., Attn: Chief Financial Officer, 421 W. 3rd Street, Suite 1000, Fort Worth, Texas 76102, (2) a duly executed proxy bearing a later date, or (3) attending the Annual Meeting and voting. Your last vote or proxy will be the vote or proxy that is counted. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you vote or specifically so request at the Annual Meeting.

If, on the Record Date, you hold shares of our Common Stock in an account with a brokerage firm, bank or other nominee, then you are a beneficial owner of the shares and hold such shares in “street name,” and these proxy materials will be forwarded to you by that organization. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in their account, and the nominee has enclosed or provided voting instructions for you to use in directing how to vote your shares. The nominee that holds your shares, however, is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless a legal proxy from your broker, bank or other nominee confirming your beneficial ownership of the shares as of the Record Date is obtained. Whether or not you plan to attend the Annual Meeting, we urge you to vote by following the voting instructions provided to you to ensure that your vote is counted.

If you are a beneficial owner and do not vote, and your broker, bank or other nominee does not have discretionary power to vote your shares, your shares may constitute “broker non-votes.” Broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal and generally occur because the broker (1) does not receive voting instructions from the beneficial owner, and (2) lacks discretionary authority to vote the shares. Brokers and other nominees have discretionary authority to vote on ratification of our independent registered public accounting firm for clients who have not provided voting instructions. However, without voting instructions from their clients, they cannot vote on “non-routine” proposals, including the election of directors. Shares that constitute broker non-votes will be counted for the purpose of establishing a quorum at the Annual Meeting.

Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. If you receive more than one Notice, it is because your shares are registered in more than one name or are registered in different accounts. Please follow the instructions on each Notice received to ensure that all your shares are voted.

A list of stockholders of record as of the Record Date will be available for inspection during ordinary business hours at our offices located at 421 W. 3rd Street, Suite 1000, Fort Worth, Texas 76102, for a period of ten days prior to the date of our Annual Meeting. The list will also be available for review during the Annual Meeting.

Quorum Requirement for the Annual Meeting

The presence at the Annual Meeting of the persons holding a majority of our shares of Common Stock outstanding on the Record Date will constitute a quorum, permitting us to conduct our business at the Annual Meeting. On the Record Date, there were 92,675,898 shares of Common Stock outstanding, held by approximately 42 stockholders of record, which does not include shareholders whose shares are held in “street name.” Abstentions (i.e., if you or your broker mark “ABSTAIN” on a proxy or voting instruction form, or if a stockholder of record attends the Annual Meeting but does not vote (either before or during the Annual Meeting)) and broker non-votes will be considered to be shares present at the meeting for purposes of a quorum.

Required Votes

Election of Directors. Each director will be elected by the vote of the plurality of the votes validly cast on the election of directors at the Annual Meeting. Abstentions and broker non-votes are not taken into account in determining the outcome of the election of director nominees.

Ratification of our independent registered public accounting firm. Approval of the proposal to ratify the Audit Committee’s appointment of Weaver as our independent registered public accounting firm for the fiscal year ending December 31, 2021, requires the affirmative vote of the holders of at least a majority of the shares of Common Stock present or represented by proxy at the Annual Meeting and entitled to vote. Broker non-votes are not taken into account in determining the outcome of this proposal, and abstentions will have the effect of a vote against this proposal.

Solicitation of Proxies

Solicitation of proxies may be made via the Internet, mail, personal interview or telephone by officers, directors and regular employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of our Common Stock that those companies or persons hold of record, and the Company will reimburse the forwarding expenses. In addition, the Company has retained Continental to provide various services relating to the tabulation of, for an aggregate fee of approximately $4,500. The Company will bear all costs of solicitation.

Default Voting

A proxy that is properly completed and submitted will be voted at the Annual Meeting in accordance with the instructions on the proxy. If you properly execute and submit a proxy, but do not provide any voting instructions, your shares will be voted FOR each of the director nominees listed in Proposal ONE and FOR the ratification of our independent registered public accounting firm for the year ending December 31, 2021 in Proposal TWO.

If any other business properly comes before the stockholders for a vote at the Annual Meeting, your shares will be voted in accordance with the discretion of the holders of the proxy. The Board of Directors knows of no matters, other than those previously stated, to be presented for consideration at the Annual Meeting.

PROPOSAL ONE—ELECTION OF DIRECTORS

The Board of Directors has nominated the following individuals for election as Class A directors of the Company’s Board of Directors, to serve until the 2024 Annual Meeting, and until his or her successor is elected and qualified or until the earlier of death, resignation or removal:

Jay M. Chernosky
Sharon F. Fulgham

Each of the above individuals is currently serving as a director of the Company. Biographical information for each nominee is contained in the “Directors and Section 16 Officers” section below.

The Board of Directors has no reason to believe that any of its nominees will be unable or unwilling to serve if elected. If a director nominee becomes unable or unwilling to accept nomination or election, either the number of the Company’s directors will be reduced or the persons acting under the proxy will vote for the election of a substitute director nominee that the Board of Directors recommends.

Vote Required

The election of directors in this Proposal ONE requires the affirmative vote of a plurality of the votes validly cast at the election. Neither abstentions nor broker non-votes will have any effect on the outcome of voting on director elections.

Recommendation

The Board of Directors unanimously recommends that stockholders vote FOR the election of each of the director nominees.

DIRECTORS AND SECTION 16 OFFICERS

The Company’s Board of Directors currently consists of seven members, and if the stockholders elect each of the director nominees to the Board as set forth in “Proposal One—Election of Directors” above, the Board will continue to consist of seven members. Each year, the directors stand for re-election as their terms of office expires. Presented below is biographical information about each of the Company’s Section 16 officers, directors and director nominees.

After the Annual Meeting, assuming the stockholders elect the director nominees to the Board of Directors as set forth in “Proposal One—Election of Directors” above, the Board of Directors of the Company will be, and the Section 16 officers of the Company are:

Name	Age	Position with the Company
Jack Hightower(2)(3)(4)	72	Chairman of the Board and Chief Executive Officer
Michael L. Hollis(2)(3)(4)	45	President and Director
Rodney L. Woodard	65	Chief Operating Officer
Steven W. Tholen	70	Chief Financial Officer
Keith Forbes	58	Vice President and Chief Accounting Officer
Jay M. Chernosky(1)(3)	61	Director
Keith A. Covington(1)(2)(4)	57	Director
Sharon F. Fulgham(2)(4)	43	Director
Michael H. Gustin(3)	70	Director
Larry C. Oldham(1)	67	Director
_________________ (1) Member of the Audit Committee. (2) Member of the Compensation Committee. (3) Member of the Nominating & Governance Committee. (4) Member of the ESG Committee.

Jack Hightower has served as our Chairman of the Board and Chief Executive Officer (“CEO”) since 2019. Prior to the HighPeak business combination (the “HighPeak business combination” or, the “business combination”), Mr. Hightower served as Chairman of the board of directors, CEO and President of Pure since its incorporation in November of 2017. Mr. Hightower has over 50 years of experience in the oil and gas industry managing multiple exploration and production (“E&P”) platforms. Mr. Hightower currently serves as the Chairman of the board of directors and CEO of the general partners of funds affiliated with the Company and HighPeak Energy Partners, LP (the “HighPeak Funds”), a position held since 2014. Mr. Hightower served as Chairman, President and CEO of Bluestem Energy Partners, LP (“Bluestem”) from 2011 to 2013. Prior to forming Bluestem, Mr. Hightower served as Chairman, President, and CEO of Celero Energy II, LP (“Celero II”) from 2006 to 2009 and as Chairman, President and CEO of Celero Energy, LP (“Celero”) from 2004 to 2005. Prior to forming Celero, Mr. Hightower served as Chairman, President and CEO of Pure Resources, Inc. (“Pure Resources”) (NYSE: PRS), which became the 11th largest publicly traded independent E&P company in North America. In October 2002, Unocal tendered for the Pure Resources shares it did not already own. In March 1995, Mr. Hightower founded Titan (Nasdaq: TEXP), the predecessor to Pure Resources, and served as Chairman, President and CEO. Prior to founding Titan, Mr. Hightower served as Chairman, President and CEO of Enertex Inc. (“Enertex”), the general partner and operator of record for several oil and gas partnerships from 1991 to 1994. Mr. Hightower graduated from Texas Tech University in 1970 with Bachelor of Business Administration degrees in Administrative Finance and Money, Banking & Investments.

Mr. Hightower was elected as a Class C director, to serve until the 2023 annual meeting of stockholders of HighPeak Energy, or until his earlier death or resignation.

Michael L. Hollis has served as our President and as a member of our Board since August 2020. Prior to the HighPeak business combination, Mr. Hollis served as Pure’s President from December 2019 until August 2020. Prior to joining Pure, Mr. Hollis served as President and Chief Operating Officer (“COO”) to Diamondback Energy, Inc. (“Diamondback”) (Nasdaq: FANG), a Permian focused oil and gas producer, from January 2017 through September 2019, prior to which he served as COO since 2015 and Vice President of Drilling. Since 2011, Mr. Hollis also served on the board of directors for Diamondback as well as on the board of directors of Viper Energy Partners LP (Nasdaq: VNOM). Prior to his positions at Diamondback, Mr. Hollis was a Drilling Manager at Chesapeake Energy Corporation and also held roles of increasing responsibility in production, completions and drilling engineering at ConocoPhillips and Burlington Resources Inc. Mr. Hollis has over 20 years of oil and gas experience and graduated from Louisiana State University in 1998 with a Bachelor of Science in Chemical Engineering.

Mr. Hollis was elected as a Class B director, to serve until the 2022 annual meeting of stockholders of HighPeak Energy, or until his earlier death or resignation.

Rodney L. Woodard has served as our Chief Operating Officer since August 2020. Prior to the HighPeak business combination, Mr. Woodard served as Pure’s COO and served as a director of Pure’s board of directors since its inception in November 2017 and as HighPeak Energy’s COO since its inception in October 2019. Mr. Woodard has over 40 years of experience in the oil and gas industry as a CEO, COO, and leader of Engineering and Operations of numerous E&P companies. Mr. Woodard has served as the Executive Vice President & COO for the HighPeak Funds from 2017 to the present. From 2016 to 2017, Mr. Woodard presented portfolio company investment proposals to acquire and develop oil and gas assets in the Permian Basin to several private equity firms. Mr. Woodard served as the President and COO of Atlantic Resources Co., LLC (“Atlantic”) from 2015 to 2016. Prior to Atlantic, Mr. Woodard served as CEO and COO of Celero II, a Natural Gas Partners portfolio company, with operations principally in the Permian Basin from 2006 to 2015. Prior to Celero II, Mr. Woodard served as Executive Vice President and COO of Celero, a Quantum Energy Partners portfolio company from 2004 to 2006. From 2002 to 2004, Mr. Woodard was Vice President of Reserves and Evaluations with Pure Resources (NYSE: PRS) and was a co-founder of its predecessor, Titan Exploration (Nasdaq: TEXP). From 1986 to 1995, Mr. Woodard held various positions of increasing responsibility at Selma International Investments Ltd. From 1979 to 1986, Mr. Woodard held various positions at Delta Drilling Company, obtaining the position of Division Manager for West Texas. Mr. Woodard held various positions at Amoco Production Company from 1977 to 1979. Mr. Woodard graduated from The Pennsylvania State University in 1977 with a Bachelor of Science degree in Mechanical Engineering.

Steven W. Tholen has served as our Chief Financial Officer (“CFO”) since HighPeak Energy’s inception in October 2019, and is a Corporate Finance Executive with over 30 years of experience in building, leading and advising corporations through complex restructurings, purchase and sales transactions, and capital market transactions. Mr. Tholen has served as the CFO for the HighPeak Funds since 2014. Previously, Mr. Tholen served as co-founder and Executive Vice President – Finance of Fieldco Construction Services, Inc., which provided oilfield construction services to clients throughout East Texas & Western Louisiana, from 2011 to 2014. From 2009 to 2013, Mr. Tholen served as founder and President of SDL&T Energy Partners, a source of equity & debt financing to fund energy companies and energy projects worldwide. From 2001 to 2008, Mr. Tholen was Senior Vice President & CFO of Harvest Natural Resources, Inc., an E&P company with properties in the United States, Venezuela, Indonesia, Gabon, and Russia. From 1995 to 2000, Mr. Tholen served as Vice President and CFO of Penn Virginia Corporation, an independent natural gas and oil company. From 1990 to 1995, Mr. Tholen was Treasurer/Manager of Business Administration of Cabot Oil & Gas Corporation, a North American independent natural gas producer. Mr. Tholen graduated from St. John’s University with a Bachelor of Science degree in Physics in 1971 and earned his MBA in Finance from The University of Denver, Daniels School of Business in 1979.

Keith Forbes has served as our Vice President and Chief Accounting Officer (“CAO”) since November 2020 and previously served as our Vice President and Controller from our inception in October 2019 until November 2020. Mr. Forbes has over 30 years of experience in various field and corporate accounting functions and business organization functions for large, geographically diverse public companies. Before his appointment as CAO to HighPeak Energy, Mr. Forbes served as Vice President and Controller of the HighPeak Funds since 2017. Mr. Forbes additionally served as Director—Business Optimization at Quicksilver Resources Inc. from December 2015 through April 2016, and as Assistant Controller—Operations and Revenue at Quicksilver Resources Inc. from June 2012 through November 2015. Mr. Forbes is a certified public accountant in Texas. Mr. Forbes graduated from Pittsburg State University with a Bachelors of Business Administrations degree in Accounting in 1985.

Jay M. Chernosky, our director nominee, has served on our Board since August 2020 and is currently a Principal of Travis Energy Partners LP since 2019, Jayco Holdings I, LP since 2005, Jayco Holdings II, LP since 2010, Jayco Holdings LLC since 2005, Bertrand Properties LP and Bertrand Properties, Inc. since 2000, which are private family owned real estate and energy investment entities. Mr. Chernosky was previously a Managing Director of the Energy & Power Corporate & Investment Banking group at Wells Fargo Securities from 2009 until his retirement in 2019. Mr. Chernosky joined Wells Fargo’s predecessor firm Wachovia Securities in 1993 as a co-founder of the energy practice. Prior to joining Wells Fargo Securities, Mr. Chernosky was with the Energy Division of First City, Texas - Houston for 10 years, ultimately serving as vice president and manager of the Western Group of the Petroleum and Minerals Department from 1983 until 1993.

During his career, Mr. Chernosky was charged with developing strategic and financial ideas and solutions for relationships he managed for the bank, and was also responsible for the origination and execution of public and private capital markets activities, including equities, bonds, convertibles, private placements, loan syndications and merger and acquisition advisory services. During this time, Mr. Chernosky’s primary focus was on the upstream sector of oil & gas. Currently, Mr. Chernosky serves on the board of directors of Colt Midstream LLC, a private gas gathering and processing company focused in the Fort Worth Basin of Texas since 2019. Mr. Chernosky also serves on the regional board of directors of OneGoal Houston, a non-profit organization geared to increase the success rate of college admission and graduation for youth attending high school in low income districts since 2012. In addition, Mr. Chernosky serves on the Endowment Board of the Christian Community Service Center since 2019.

Mr. Chernosky has previously served on the board of directors and is an active member of the Houston Producers’ Forum, the Houston Energy Finance Group and the regional board of the Independent Petroleum Association of America. Mr. Chernosky graduated from The University of Texas at Austin with a Bachelor of Business Administration in 1981 and received a Masters of Business Administration from the University of Houston in 1983. Mr. Chernosky is also a graduate of the Southwestern Graduate School of Banking at Southern Methodist University in 1993.

Mr. Chernosky was elected as a Class A director, to serve until the 2021 Annual Meeting of Stockholders of HighPeak Energy, or until his earlier death or resignation. Based on Mr. Chernosky’s prior experience in the oil and natural gas industry, his broad experience in energy investment banking, capital markets and merger and acquisition advisory services, and his previous board experience, Mr. Chernosky is well qualified to serve as a director of HighPeak Energy.

Keith A. Covington has served on our Board since August 2020 and is an active real estate investor specializing in residential properties in southern California for the past 24 years, most recently serving as a General Partner for Magnolia Partners since 2002. Mr. Covington is an independent director on the board of directors of Gores Holdings VII, Inc. and a member of the audit committee since its February 2021 IPO of $550 millio. This special purpose acquisition company will target business opportunities for acquisition. Mr. Covington was a founding board member of Pure Resources, an energy company engaged in the exploration and development of oil and gas properties which had a market capitalization of over $1 billion and served such directorship from 2000 to 2002. As an independent director for over two years, Mr. Covington served as chairman of the audit committee and member of the compensation committee of Pure Resources and was a co-member of the special committee responsible for evaluating, negotiating and recommending on behalf of company shareholders the acquisition Pure Resources to Unocal Corporation (acquired by Chevron Corporation) in October 2002. Mr. Covington spent over 11 years at Davis Companies from 1991 to 2002, where he was Vice President and earlier served as Principal of Stone Canyon Venture Partners, LLC. Mr. Covington’s tenure included responsibility in the real estate and private equity/venture capital groups within the organization. Investment and operational experience within these areas included investments in trophy commercial and mixed use real estate assets, gaming ventures, a chain of upscale health clubs, resort properties and hotels, a restaurant and a technology company. His responsibilities included extensive independent due diligence for potential acquisitions, financial analysis and comprehensive asset management for equity investments in real estate assets and operating companies valued at over $10 billion. Prior professional experience includes Janss Corporation, a Santa Monica, CA real estate developer where he was responsible for due diligence and financial structuring and leasing of residential and commercial real estate projects from 1989 to 1990. Mr. Covington started his career as a Financial Analyst at PaineWebber Group Inc. (UBS Investment Bank) in New York with experience in real estate investment banking transactions including sale/leasebacks and the firm’s largest initial public offering and real estate master limited partnership from 1985 to 1987. Mr. Covington received his MBA from the Stanford Graduate School of Business and earned a Bachelor of Arts cum laude in Economics from Claremont McKenna College. Mr. Covington maintains a California real estate broker’s license and has maintained board governance expertise through participation in KPMG’s Audit Committee Institute. Mr. Covington has previously served as CFO for the El Segundo Senior Housing Board for over five years.

Mr. Covington was elected as a Class B director, to serve until the 2022 annual meeting of stockholders of HighPeak Energy, or until his earlier death or resignation.

Sharon Fulgham, our director nominee, has served on our Board since August 2020 and is currently a partner of the Fulgham Law Firm, P.C. since August 2017. Ms. Fulgham has also been associated with Carlisle Title since December 2017 and has been their corporate attorney since November 2019. Prior to working at Fulgham Law Firm, P.C., Ms. Fulgham was a partner at Kelly Hart & Hallman from January 2016 to November 2016 and an associate at Kelly Hart & Hallman from 2009 to 2016. During her legal career, Ms. Fulgham has represented numerous public and private companies in litigation matters including commercial and employment disputes. Specifically, she has extensive experience representing companies in the oil and gas sector, as well as experience in the title industry preparing title documents for real estate closings and instruction to brokers and realtors.

Over the past decade, Ms. Fulgham has served the Fort Worth community extensively through the Junior League of Fort Worth, Inc. both as a community volunteer and in leadership roles within the organization. She served as Vice President of Administration and sat on the board of directors from 2015 to 2016. Currently, Ms. Fulgham is a sustaining member and serves on the League’s Legal Committee. Ms. Fulgham graduated cum laude from Texas Christian University with a Bachelor of Science in Biology in 2000 and went on to obtain her Juris Doctorate from the University of Houston in 2004.

Ms. Fulgham was elected as a Class A director, to serve until the 2021 Annual Meeting of Stockholders of HighPeak Energy, or until her earlier death or resignation. Based on Ms. Fulgham’s prior experience representing companies in the oil and natural gas sector and previous board experience, Ms. Fulgham is well qualified to serve as a director of HighPeak Energy.

Michael H. Gustin has served on our Board since August 2020 and is currently the CEO of Pilot Exploration, Inc., a position he has held since 2015. He is also currently founder and CEO of Quantum Fluids, LLC, a business that is concentrated on developing new, innovative and proprietary technology for hand sanitizers and other surface disinfecting products. Mr. Gustin is a seasoned professional within the oil and gas industry, with more than 50 years of diversified experience. From 1999 to 2015, Mr. Gustin held positions in senior management playing vital roles in developing Geoscience International, Inc., Skidmore Energy, Inc., Lone Star Energy, Cs Solutions, Inc. and Vapor Solutions Inc. Mr. Gustin has also served as president of Crew Energy, Vertex International, Inc., Great Western Natural Resources, Inc. and Defiance Offshore International over the course of 1985 to 1999, and was responsible for the management of eight land rotary rigs and design and construction of an offshore drilling barge in Long Beach, California during this period. These companies conducted various oil and gas exploration, development and drilling (onshore and offshore) and other related activities both in the U.S. and foreign countries.

From 1981 to 1986, he formed the Thor group of companies, which for 20 years was involved in the funding of Research and Development projects relating to cost effective “pre-seismic” alternate methods of integrated exploration techniques.

Mr. Gustin has earlier experience working for Readings & Bates and Zapata, both in the U.S. and abroad in their onshore and offshore drilling activities. At Reading & Bates, he ultimately reached a position as a technical training specialist emphasizing subsea well control and drilling technology. Mr. Gustin has worked in eight (8) countries (drilling onshore and offshore) in the North Sea, Adriatic Sea, Persian Gulf, Mediterranean Sea, Offshore Morocco, Atlantic Ocean, Egypt, Sahara Desert (Algeria), Atlas Mountains N.A., Canada, five (5) states in the U.S.A., and offshore in the Gulf of Mexico. Mr. Gustin co-founded Win For Life Foundation, now known as Anchors For Life Foundation, a non-profit organization, in 1992 and is still currently active with this group (www.anchorsforlifefoundation.org). Mr. Gustin graduated from the University of Houston in 1976 with a degree in social sciences.

Mr. Gustin was elected as a Class C director, to serve until the 2023 annual meeting of stockholders of HighPeak Energy, or until his earlier death or resignation.

Larry C. Oldham has served on our Board since August 2020 and currently serves as a Manager and Advisor of Gateway Royalty V LLC (“Gateway V”) since 2019. Gateway V is the fifth entity of the Gateway Royalty companies, which were founded by Mr. Oldham’s son and have been successful in acquiring oil and gas minerals and royalties in the Utica Shale since 2012. Mr. Oldham is also a Manager of Gateway Royalty III LLC since 2016 and Gateway Royalty IV LLC since 2018 and has been actively advising Gateway Royalty II LLC and Gateway Royalty I LLC since 2014 and 2012, respectively. Additionally, Mr. Oldham serves as Manager of Oldham Properties, Ltd. since 1990 and is currently an Operating Partner in Mountain Capital LLC, a private equity firm out of Houston, Texas since 2015. In 1979, Mr. Oldham founded Parallel Petroleum Corporation (“Parallel”), an independent energy company headquartered in Midland, Texas, which is engaged in the acquisition, development and production of long-lived oil and gas properties, primarily in the Permian Basin. Parallel was taken public in 1980 and in December 2009 was acquired by affiliate of Apollo Global Management, Inc. (formerly known as Apollo Global Management, LLC) (“Apollo”), which was sold to Samsung C&T Corporation in December of 2011. Prior to being acquired, Mr. Oldham served as Parallel’s President from 1994 to 2009, CEO from 2004 to 2009 and director from 1979 until 2009. During Mr. Oldham’s years at Parallel, some of the most notable property acquisitions were the Fullerton Property in Andrews County, Diamond M Canyon Reef Field in Scurry County and the acquisition of all Fina’s West Texas assets in July 1999. Prior to Parallel’s formation, Mr. Oldham was employed by Dorchester Gas Corporation from 1976 to 1979 and KPMG Peat Marwick, LLP from 1975 to 1976. Mr. Oldham earned a Bachelor of Business Administration in Accounting from West Texas State University (now West Texas A&M University) in 1975 and was a 2012 Distinguished Alumni Award recipient. Mr. Oldham is a CPA and is a member of the Permian Basin Landman’s Association and the Permian Basin Producers Association.

Mr. Oldham was elected as a Class C director, to serve until the 2023 annual meeting of stockholders of HighPeak Energy, or until his earlier death or resignation.

MEETINGS AND COMMITTEES OF DIRECTORS

The Board of Directors held three meetings during 2020. During 2020, all our directors attended at least 75% of the meetings of the Board of Directors and the meetings of the committees of the Board of Directors on which each director served, except for Mr. Gustin who attended 67% of the meetings of the Board of Directors.

The Board of Directors have four standing committees, the Audit Committee, the Nominating & Governance Committee, the Compensation Committee and the ESG Committee.

The Board of Directors and the Audit Committee each expect to meet a minimum of four times per calendar year starting in 2021 and future years. The Nominating & Governance Committee, Compensation Committee and ESG Committee each expect to meet a minimum of one time per calendar year starting in 2021 and future years.

Audit Committee. The members of the Audit Committee are Messrs. Oldham (Chairman), Chernosky and Covington. The Audit Committee held three meetings during 2020. Additional information regarding the functions performed by the Audit Committee is set forth in the “Audit Committee Report” included herein and also in the “Audit Committee Charter” that is posted on the Company’s website at www.highpeakenergy.com.

The Audit Committee oversees, reviews, acts and reports on various auditing and accounting matters to the Board of Directors, including: the selection of the Company’s independent registered public accounting firm, the scope of annual audits, fees to be paid to the independent registered accounting firm, the performance of the Company’s independent registered public accounting firm and the Company’s accounting practices. In addition, the Audit Committee oversees the Company’s compliance programs relating to legal and regulatory requirements, and is responsible for overseeing the Company’s assessment and management of financial reporting and internal control risks, as well as other financial risks, such as the credit risks associated with counterparty exposure.

Compensation Committee. The members of the Compensation Committee are Messrs. Hightower (Chairman), Covington and Hollis and Mdme. Fulgham. The Compensation Committee did not meet during 2020. Additional information regarding the functions performed by the Compensation Committee is set forth in the “Compensation Committee Charter” that is posted on the Company’s website at www.highpeakenergy.com.

Because we are a “controlled company” pursuant to Nasdaq Marketplace Rule 5615(c), we are not required to have a compensation committee that satisfies the requirements of Rule 10C-1 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). Although not required, the Board of Directors formed the Compensation Committee in 2020 to assist in fulfilling its oversight responsibilities. The Compensation Committee reviews and approves all compensation of directors and executive officers, including salaries, bonuses and compensation plans, policies and programs of the Company and administers all plans of the Company under which shares of our Common Stock may be acquired by directors or executive officers of the Company.

Because we are a “controlled company,” within the meaning of the Nasdaq Marketplace Rules we are not required to, and do not currently expect to, have a Compensation Committee comprised entirely of independent directors under the standards set forth by the Nasdaq Marketplace Rules applicable to members of the Compensation Committee. If and when we cease to be a “controlled company” within the meaning of the Nasdaq Marketplace Rules, we may be required to make changes to the composition of our Compensation Committee such that it is comprised entirely of independent directors.

Nominating & Governance Committee. The members of the Nominating & Governance Committee are Messrs. Hightower (Chairman), Chernosky, Gustin and Hollis. The Nominating & Governance Committee did not meet during 2020. Additional information regarding the functions performed by the Nominating & Governance Committee is set forth in the “Nominating & Governance Committee Charter” that is posted on the Company’s website at www.highpeakenergy.com.

Because we are a “controlled company” pursuant to Nasdaq Marketplace Rule 5615(c), we are not required to have a nominating and governance committee that satisfies the requirements of Rule 10C-1 of the Exchange Act. Although not required, the Board of Directors formed the Nominating & Governance Committee in 2020 to assist in fulfilling its oversight responsibilities. The Nominating & Governance Committee advises the Board regarding recommendations for appropriate governance practices, identifies individuals qualified to become members of the Board and recommendations for director nominees for election at annual meetings.

Because we are a “controlled company,” we are not required to, and do not currently expect to, have a Nominating & Governance Committee comprised entirely of independent directors under the standards set forth by the Nasdaq Marketplace Rules applicable to members of the Nominating & Governance Committee. If and when we cease to be a “controlled company” within the meaning of the Nasdaq Marketplace Rules, we may be required to make changes to the composition of our Nominating & Governance Committee such that it is comprised entirely of independent directors.

ESG Committee. The members of the Environmental, Social and Governance (“ESG”) Committee are Mdme. Fulgham (Chairwoman) and Messrs. Covington, Hightower and Hollis. The ESG Committee was formed by the Board of Directors in January 2021. Additional information regarding the functions performed by the ESG Committee is set forth in the “ESG Committee Charter” that is posted on the Company’s website at www.highpeakenergy.com.

EXECUTIVE COMPENSATION

Prior to the HighPeak business combination, no executive officer received any cash compensation for services rendered to us. Following the HighPeak business combination, HighPeak Energy Employees, Inc., a Delaware corporation (“HighPeak Employer”), became a wholly owned subsidiary of HighPeak Energy and employs our executive officers. Effective as of the HighPeak business combination, we began compensating our executive officers and employees through HighPeak Employer. Because we did not employ any employees prior to the HighPeak business combination, there is no compensation to report for the portion of the preceding fiscal year prior to the HighPeak business combination. Consequently, the disclosures below report the compensation of our named executive officers for the period beginning on the closing of the HighPeak business combination and ending on December 31, 2020.

We are currently considered a “smaller reporting company” and an “emerging growth company” for purposes of the SEC’s executive compensation disclosure rules. In accordance with such rules, we are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year End Table, as well as limited narrative disclosures. Further, our reporting obligations extend only to the individuals serving as our CEO, and our two other most highly compensated executive officers. For the fiscal year ended December 31, 2020, our “Named Executive Officers” were:

●	Jack Hightower, Chief Executive Officer;

●	Michael L. Hollis, President; and

●	Rodney L. Woodard, Chief Operating Officer.

2020 Summary Compensation Table

The following table summarizes the compensation awarded to, earned by or paid to our Named Executive Officers for the portion of the fiscal year beginning on the closing of the HighPeak business combination and ending December 31, 2020.

Name and principal position	Year	Salary ($)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Jack Hightower, Chief Executive Officer	2020	$190,083	$11,609,315	$3,667	$11,803,065
Michael L. Hollis, President	2020	$173,485	$2,575,001	$5,000	$2,753,486
Rodney L. Woodard, Chief Operating Officer	2020	$124,909	$1,339,000	$3,600	$1,467,509

______________

(1) Amounts reported in the “Option Awards” column reflects the aggregate grant date fair value, computed in accordance with Financial Accounting Standard Board (“FASB”) ASC Topic 718, of awards made to each Named Executive Officer during the fiscal year 2020.  Pursuant to SEC rules, the amounts shown exclude the effect of estimated forfeitures.  For additional information regarding the assumptions underlying this calculation please see Note 8 of “Notes to Consolidated and Combined Financial Statements” in our Annual Report on Form 10-K, for the fiscal year ended December 31, 2020, filed with the SEC on March 15, 2021.

(2)  Amounts reported in the “All Other Compensation” column are Company contributions to the Named Executive Officers’ 401(k) plan retirement accounts.

Narrative Disclosure to Summary Compensation Table

Employment Agreements

We have not entered into any employment, severance, change in control or similar agreements with any of our Named Executive Officers, nor are we otherwise currently responsible for any payment upon the termination of any of our Named Executive Officers. Treatment of option awards upon the termination of a Named Executive Officer’s employment or a change in control is described in more detail below under the section titled “Additional Narrative Disclosure—Potential Payments Upon Termination or Change in Control.”

Base Salary

Each Named Executive Officer’s base salary is a fixed component of annual compensation for performing specific job duties and functions.  The annual base salary rate for each of the Named Executive Officers was established at levels commensurate with historical compensation with any adjustments deemed necessary to attract and retain individuals with superior talent appropriate and relative to their expertise and experience.

Annual Bonus

Annual cash incentive awards are used to motivate and reward our executives. We do not maintain a formal annual cash incentive award plan, instead, such awards are determined on a discretionary basis and are generally based on individual and Company performance. For 2020, no Named Executive Officer was determined to have earned an annual cash incentive award.

Long Term Incentive Compensation

Prior to the HighPeak business combination, we adopted, and the shareholders approved, the HighPeak Energy, Inc. Long Term Incentive Plan (the “LTIP”). To incentivize and to align the interests of members of management with the interests of our stockholders following the HighPeak business combination, we continue to sponsor the LTIP. The LTIP provides for potential grants of options, dividend equivalents, cash awards and substitute awards to our employees and service providers, as well as stock awards to our directors. The Board has appointed the Compensation Committee of the Board to administer the LTIP.

Subject to adjustment in accordance with the terms of the LTIP, the Share Pool (as defined in the LTIP) is reserved and available for delivery with respect to awards under the LTIP, and 11,907,006 shares of our Common Stock have been made available for the issuance of shares upon the exercise of incentive stock options and stock awards to our directors. From time to time, prior to the expiration of the LTIP, the Share Pool will be increased by the Committee (as defined in the LTIP) by (i) the number of shares of Common Stock issued pursuant to the LTIP during the immediately preceding calendar year and (ii) 13% of the number of shares of Common Stock that are newly issued by HighPeak Energy (other than those issued pursuant to the LTIP) during the immediately preceding calendar year.

In connection with the HighPeak business combination, we granted the following options (the “Options”) to purchase shares of our Common Stock to our Named Executive Officers: 5,953,495 to Mr. Hightower, 1,250,000 to Mr. Hollis, and 650,000 to Mr. Woodard. The Option granted to Mr. Hightower was fully vested as of the date of grant. The Options granted to Messrs. Hollis and Woodard vest in three equal installments: one-third on the date of grant, one-third on the first anniversary of the date of grant, and one-third on the second anniversary of the date of grant, subject to the Named Executive Officers continuous employment through each such vesting date. Pursuant to the award agreements, unvested options will accelerate on a change in control as described in more detail below under the section titled “—Additional Narrative Disclosure—Potential Payments Upon Termination or Change in Control.”

Other Compensation Elements

We offer participation in broad-based retirement, health and welfare plans to all our employees. We currently maintain a retirement plan intended to provide benefits under section 401(k) of the Internal Revenue Code where employees, including our Named Executive Officers, may contribute portions of their base compensation to a tax-qualified retirement account. See “Additional Narrative Disclosure—Retirement Benefits” for more information. In addition, we provide minimal perquisites to our Named Executive Officers, including reimbursements for certain expenses related to cell phone usage.

Outstanding Equity Awards at 2020 Fiscal Year-End

The following table reflects information regarding outstanding equity-based awards held by our Named Executive Officers as of December 31, 2020.

	Option Awards (1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price($)	Option Expiration Date
Jack Hightower	5,953,495	—	10.00	8/23/2030
Michael L. Hollis	416,667	833,333	10.00	8/23/2030
Rodney L. Woodard	216,667	433,333	10.00	8/23/2030

_____________

(1)      The option awards reported in these columns that were originally granted to Mr. Hightower on August 24, 2020, in connection with the closing of the HighPeak business combination were fully vested as of the date of grant. The option awards reported in these columns originally granted to Messrs. Hollis and Woodard on August 24, 2020, in connection with the closing of the HighPeak business combination are subject to time-based vesting conditions. The options held by Messrs. Hollis and Woodard vest as follows, subject to each executive’s continuous employment through each such vesting date: one-third on the date of grant, one-third on the first anniversary of the date of grant, and one-third on the second anniversary of the date of grant. The treatment of these awards upon certain termination and change in control events is described below under “—Additional Narrative Disclosure—Potential Payments Upon a Termination or Change in Control.”

Additional Narrative Disclosure

Retirement Benefits

We have not maintained, and do not currently maintain, a defined benefit pension plan or nonqualified deferred compensation plan. We currently maintain a retirement plan intended to provide benefits under section 401(k) of the Internal Revenue Code whereby employees, including our Named Executive Officers, may contribute portions of their base compensation to a tax-qualified retirement account. We provide matching contributions equal to 4.0% of the first 4.0% of employees’ eligible compensation contributed to the plan.

Potential Payments Upon Termination or Change in Control

As described above under the section titled “Narrative Disclosure to the Summary Compensation Table—Employment Agreements,” we have not entered into any employment, severance, change in control or similar agreements with any of our Named Executive Officers, nor are we otherwise currently responsible for any payment upon the termination of any of our Named Executive Officers.

A Named Executive Officer’s outstanding, unvested option awards will be forfeited and immediately terminate in the event of a Named Executive Officer’s termination of employment for any reason. A Named Executives Officer’s outstanding, unvested option awards will become 100% vested upon the consummation of a “change in control.” For purposes of the Options, “change in control” is generally defined as the occurrence of any of the following events:

(i) The acquisition by any individual, entity or group of beneficial ownership of 50% or more of either (x) the then-outstanding shares of common stock or (y) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (other than any acquisition directly from the Company, or by the Company or its subsidiaries, or any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company);

(ii) The individuals constituting the Board cease, subject to certain exceptions, for any reason (other than death or disability) to constitute at least a majority of the Board;

(iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or an acquisition of assets of another entity, in each case, unless, following such transaction, (A) the outstanding stock and voting securities immediately prior to such transaction represent or are converted into or exchanged for securities which represent or are convertible into more than 50% of, respectively, the then-outstanding shares of common stock or common equity interests and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors or other governing body, as the case may be, of the entity resulting from such transaction (including an entity which as a result of such transaction owns the Company, or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (B) no individual, entity or group, excluding the Company, its subsidiaries and any employee benefit plan (or related trust) sponsored or maintained by the Company or the entity resulting from such transaction (or any entity controlled by either the Company or the entity resulting from such transaction), beneficially owns, directly or indirectly, 50% or more of, respectively, of the then-outstanding shares of common stock or common equity interests of the entity resulting from such transaction or the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors or other governing body of such entity except to the extent that such ownership results solely from direct or indirect ownership of the Company that existed prior to such transaction, and (C) at least a majority of the members of the Board or similar governing body of the entity resulting from such transaction were directors at the time of the execution of the initial agreement, or of the action of the Board, providing for such transaction; or

(iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company; or

(v) If any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) having beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of less than 30% as of the business combination acquires the ability to appoint a majority of the Board.

DIRECTOR COMPENSATION

Prior to the closing of the HighPeak business combination, we did not pay any compensation to our non-employee directors. Following the closing of the HighPeak business combination, we implemented a comprehensive director compensation program which is described in more detail below.

The following table summarizes the compensation awarded or paid to the non-employee members of our board of directors for the portion of the fiscal year beginning on the closing of the HighPeak business combination and ending December 31, 2020.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Larry C. Oldham	32,500	60,375	92,875

Jay M. Chernosky	25,000	60,375	85,375

Keith A. Covington	25,000	60,375	85,375

Michael H. Gustin	25,000	60,375	85,375

Sharon Fulgham	25,000	60,375	85,375

________________

(1)   Amounts reported in the “Fees Earned or Paid in Cash” column reflect the value of awards that the director elected to receive in cash, as described in more detail below in the narrative following this table.

(2)  Amounts reported in the “Stock Awards” column reflects the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of awards of restricted stock granted to each director during fiscal year 2020.  Pursuant to SEC rules, the amounts shown exclude the effect of estimated forfeitures.  The grant date fair value of each restricted stock award was based on a per share price of $4.83, which is the closing price of our Common Stock on the November 5, 2020 grant date of the awards. For additional information regarding the assumptions underlying this calculation please see Note 8 of “Notes to Consolidated and Combined Financial Statements” in our Annual Report on Form 10-K, for the fiscal year ended December 31, 2020, filed with the SEC on March 15, 2021. The aggregate number of all stock awards held by each director as of December 31, 2020 was 12,500 shares of common stock.

Prior to the closing of the HighPeak business combination, we did not pay any compensation to our non-employee individual directors. Following the closing of the HighPeak business combination, our Board adopted a comprehensive director compensation program to attract and retain qualified non-employee directors who are critical to the future value growth and governance of our Company. The compensation package for our non-employee directors requires a significant portion of the total compensation package to be equity-based to align the interest of our directors with our stockholders. Directors who are also our employees do not receive any additional compensation for their service on our Board. Under the director compensation program, our non-employee directors are entitled to the following compensation:

●	No annual cash retainer;

●

For the year ended December 31, 2020, stock awards pursuant to the LTIP with a value of $150,000, determined based on the $10.00 price of our Common Stock on the date the directors were appointed to the Board, which were fully vested on the date of grant;

●

For the year ended December 31, 2020, to the Chairman of the Audit Committee of the Board and Lead Director, an additional stock award pursuant to the LTIP with a value of $7,500, determined based on the $10.00 price of our Common Stock on the date the directors were appointed to the Board, which shall be fully vested on the date of grant; provided, however, that such award may be paid in cash at such director’s election;

●

For all years after December 31, 2020, restricted stock awards pursuant to the Company’s LTIP with a grant date fair value (determined without regard to any substantial risk of forfeiture) of $150,000, determined based on the average closing price of our Common Stock during the 10 trading days preceding the date of grant, which shall vest ratably on the anniversary date(s) of the director’s election to the Board and ending on the anniversary date on which the director has served the full term of his or her election; and

●

For all years after December 31, 2020, to the Chairman of the Audit Committee of the Board, an additional restricted stock award pursuant to the LTIP with a grant date fair value (determined without regard to any substantial risk of forfeiture) of $7,500, determined based on the closing price of our Common Stock during the 10 trading days preceding the date of grant, which shall vest ratably on the anniversary date(s) of the director’s election to the Board and ending on the anniversary date on which the director has serviced the full term of his or her election; provided, however, that such award may be paid in cash at such director’s election made prior to the grant of such award.

Each director may elect, prior to the grant of any award pursuant to procedures established by the Company, to receive up to $25,000 of such award in a single lump sum cash payment payable within 30 days following the date of the meeting of the Board in which director equity awards are granted.

Each director is entitled to be reimbursed for: (i) travel and miscellaneous expenses to attend meetings and activities of the Board or any of its committees; (ii) travel and miscellaneous expenses related to such director’s participation in general education and orientation program for directors; and (iii) travel and miscellaneous expenses for each director’s spouse who accompanies a director to attend meetings and activities of the Board or any of its committees. Each director is also fully indemnified by us for actions associated with serving as a director to the fullest extent permitted under Delaware law.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2020, our last completed fiscal year, none of our executive officers served on the board of directors or compensation committee of a company that had an executive officer that served on our Board or our Compensation Committee and participated in deliberations of the Board or the Compensation Committee concerning executive officer compensation. Further, no member of our Board was an executive officer of a company in which one of our executive officers served as a member of the board of directors or compensation committee of that company.

CORPORATE GOVERNANCE

Board Leadership Structure

Mr. Jack Hightower serves as the Company’s Chairman and Chief Executive Officer and controls approximately 90% of the outstanding voting power in the Company. The Board believes its leadership structure is enhanced by the efficiencies of having the Chief Executive Officer also serve in the role of Chairman of the Board due to Mr. Hightower’s role in founding the Company and his significant ownership interest in the Company. Mr. Larry Oldham is the “Lead director” of the Board presiding over executive sessions of the Board of Directors.

Hedging and Pledging Prohibitions

Our Insider Trading Policy prohibits our directors and officers from engaging in speculative transactions involving our common stock, including buying or selling puts or calls, short sales, purchases of securities on margin, or otherwise hedging the risk of ownership of such securities. The Insider Trading Policy also prohibits our directors and officers from pledging shares of such securities as collateral.

Board Independent Directors

Four of the Company’s seven members of the Board of Directors are independent under SEC rules and Nasdaq standards. Five of the Company’s seven members of the Board of Directors non-management directors. Beginning in 2021, the five non-management directors will meet in executive sessions and have the opportunity to identify and evaluate issues facing us, engaging in a frank and candid dialogue without management being present.

Identification of Director Candidates

It is the responsibility of the Board of Directors to identify, evaluate and recommend nominees for election at the annual meeting of stockholders, as well as to fill vacancies or additions on the Board of Directors that may occur between annual meetings. The Board of Directors endeavors to recommend only director candidates who possess the highest personal values and integrity; who have experience and have exhibited achievements in one or more of the key professional, business, financial, legal and other challenges that face a U.S. independent oil and gas company; who exhibit sound judgment, intelligence, personal character and the ability to make independent analytical inquiries; who demonstrate a willingness to devote adequate time to Board of Director duties; and who are likely to be able to serve on the Board of Directors for a sustained period.

While the Board of Directors does not have a formal policy on diversity, it endeavors to achieve an overall balance of diversity of experiences, skills, attributes and viewpoints among our directors. Two members of the Company’s Board of Directors self-identify as diverse, meeting Nasdaq’s proposed rules regarding diversity. The Board of Directors believes it has achieved balance through the representation on the Board of Directors of members having experience in the oil and gas and oilfield services industries, accounting and investment analysis, and legal and corporate governance, among other areas. The Board of Directors does not discriminate based upon race, religion, sex, national origin, age, disability, citizenship or any other legally protected status.

In identifying potential director candidates, the Board of Directors solicits recommendations from existing directors and senior management, to be considered by the Board of Directors along with any recommendations that have been received from stockholders in accordance with the procedures outlined in the Company’s bylaws and charter. The Board of Directors may also, in its discretion, retain, and pay fees to, a search firm to provide additional candidates.

Communications with the Board of Directors

Stockholders or other interested parties can contact any director, any committee of the Board or our non-management directors as a group, by writing to them c/o Chief Financial Officer, HighPeak Energy, Inc., 421 W. 3rd Street, Suite 1000, Fort Worth, Texas 76102. Comments or complaints relating to the Company’s accounting, internal accounting controls or auditing matters will be referred to members of the Audit Committee. All such communications will be forwarded to the appropriate member(s) of the Board.

Director Independence

The Company’s standards for determining director independence in accordance with applicable Nasdaq rules require the assessment of directors’ independence each year. A director cannot be considered independent unless the Board of Directors affirmatively determines that he or she does not have any relationship with management or the Company that may interfere with the exercise of his or her independent judgment, including any of the relationships that would disqualify the director from being independent under the rules of the Nasdaq.

The Board of Directors has assessed the independence of each non-employee director under the Company’s guidelines and the independence standards of the Nasdaq. The Board of Directors affirmatively determined that each of Messrs. Chernosky, Covington and Oldham and Mdme. Fulgham are independent.

In connection with its assessment of the independence of each non-employee director, the Board of Directors also determined that each of Messrs. Chernosky, Covington and Oldham and Mdme. Fulgham are independent as defined in Section 10A of the Exchange Act and under the standards set forth by the Nasdaq applicable to members of the Audit Committee.

Financial Literacy of Audit Committee and Designation of Financial Experts

The Board of Directors evaluated each of the members of the Audit Committee for financial literacy and the attributes of a financial expert. The Board of Directors determined that each of the Audit Committee members is financially literate and that Mr. Oldham satisfies the definition of “audit committee financial expert” as defined by the SEC.

Oversight of Risk Management

The Board of Directors oversees the Company’s assessment of major risks and the measures taken to manage such risks. For example, the Board of Directors:

●	oversees the long-term strategic plans of the Company and assesses risks and efforts to mitigate such risks that would cause the Company to fail to achieve its strategic goals;

●	reviews management’s capital spending plans, approves the Company’s capital budget and requires that management present for Board review significant departures from those plans;

●	oversees management of the Company’s indirect exposure to commodity price fluctuations through regular review with executive management;

●	monitors the Company’s liquidity profile and its compliance with the financial covenants contained in its borrowing arrangements; and

●

has established specific dollar limits on the commitment authority of members of senior management for certain transactions and requires Board approval of expenditures exceeding that authority and of other material contracts and transactions.

The Company’s Audit Committee is responsible for overseeing the Company’s assessment and management of financial reporting and internal control risks, as well as other financial risks, such as the credit risks associated with counterparty exposure.

The Audit Committee is responsible for discussing with management the Company’s significant financial risk exposures and the actions management has taken to monitor and control such exposures. Management and the Company’s independent registered public accounting firm report regularly to the Audit Committee on those subjects.

The Company’s Compensation Committee is responsible for overseeing the Company’s overall compensation programs and policies for employees.

The Company’s Nominating & Governance Committee is responsible for overseeing the Company’s policies and programs related to corporate governance and to advise and make recommendations to the Board of directors regarding director nominations, director independence, Board and Committee structure and succession planning.

The Company’s ESG Committee is responsible for overseeing the Company’s policies and performance related to its environmental, social and corporate responsibilities.

Attendance at Annual Meetings

The Board of Directors encourages all directors to attend the annual meetings of stockholders, if practicable. We anticipate that substantially all our directors will attend the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to the Company regarding ownership of shares of voting securities of the Company, which consists of our Common Stock and warrants, as of April 12, 2021, the Record Date by:

●	each person who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company’s Common Stock;

●	each of the Company’s current Named Executive Officers and directors (including nominees); and

●	all current Named Executive Officers and directors of the Company, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security or has the right to acquire such securities within sixty (60) days, including options and warrants that are currently exercisable or exercisable within sixty (60) days.

The beneficial ownership of voting securities of the Company is based on 92,675,898 shares of our Common Stock, issued and outstanding as of April 29, 2021.

The expected beneficial ownership percentages set forth in the table below do not take into account the issuance of any shares under the CVR Agreement (as defined below).

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them. Unless otherwise indicated, the address of each person named in the table below is 421 W. 3rd Street, Suite 1000, Fort Worth, Texas 76102.

	Shares Beneficially Owned
	Number	Percent
Directors and Named Executive Officers:
Jack Hightower (1)(2)(3)(4)(5)	88,673,444	88.8%
Rodney L. Woodard (6)(7)(8)	244,667	*

Jay M. Chernosky	12,500	*
Keith A. Covington (9)	42,500	*
Sharon Fulgham	12,500	*
Michael H. Gustin	17,500	*
Michael L. Hollis (10)(11)(12)	460,970	*
Larry C. Oldham	13,000	*

5% Stockholders:
HighPeak Energy Partners, LP (13)	44,498,461	48.0%
HighPeak Energy Partners II, LP (14)	36,740,593	39.6%
HighPeak Energy Partners III, LP (15)(16)	1,000,000	1.1%
John Paul DeJoria Family Trust (17)(18)	11,000,000	11.2%
All directors and Named Executive Officers of the Company as a group (8 individuals)	89,477,081	89.56%

  *         Less than one percent.

(1)         Represents shares beneficially owned by (i) HighPeak Pure Acquisition, LLC (“Sponsor”), of which this individual is a manager, (ii) HighPeak Energy Partners, LP (“HPEP I”), of which this individual has the number of votes necessary to constitute a majority of the total number of votes held by all of the managers of the general partner of HPEP I’s general partner, (iii) HighPeak Energy Partners II, LP (“HPEP II”), of which this individual has the number of votes necessary to constitute a majority of the total number of votes held by all of the managers of the general partner of HPEP II’s general partner and (iv) HighPeak III (as defined below), of which this individual has the number of votes necessary to constitute a majority of the total number of votes held by all of the managers of the general partner of HighPeak III’s general partner, and, therefore, may be deemed to have voting and dispositive power over shares held by such entities. Mr. Hightower disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(2)         Includes (i) 2,336 shares of Common Stock and (ii) 2,336 warrants to purchase shares of Common Stock, exercisable within sixty (60) days of the date hereof, beneficially owned by Mr. Hightower’s family member. Mr. Hightower disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(3)         Includes 5,953,495 shares of Common Stock issuable upon the exercise of stock options that have been vested as of the date hereof.

(4)         Includes (i) 100,000 shares of Common Stock and (ii) 100,000 warrants to purchase shares of Common Stock, issuable upon the exercise of the warrants exercisable within sixty (60) days of the date hereof.

(5)         Includes 276,223 shares of Common Stock.

(6)         Includes (i) 1,000 shares of Common Stock and (ii) 1,000 shares of Common Stock issuable upon the exercise of the warrants exercisable within sixty (60) days of the date hereof.

(7)         Includes (i) 13,000 shares of Common Stock and (ii) 13,000 warrants to purchase shares of Common Stock, exercisable within sixty (60) days of the date hereof, held through a personal investment vehicle. Mr. Woodard disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(8)         Includes 216,667 shares of Common Stock issuable upon the exercise of stock options that have been vested as of the date hereof.

(9)         Includes (i) 15,000 shares of Common Stock and (ii) 15,000 warrants to purchase shares of Common Stock, exercisable within sixty (60) days of the date hereof, beneficially owned through a family trust. Mr. Covington disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(10)         Includes (i) 21,802 shares of Common Stock and (ii) 33,768 warrants to purchase shares of Common Stock, issuable upon the exercise of the warrants exercisable within sixty (60) days of the date hereof.

(11)         Includes (i) 200 shares of Common Stock and (ii) 200 warrants to purchase shares of Common Stock, exercisable within sixty (60) days of the date hereof, beneficially owned by family members of Mr. Hollis. Mr. Hollis disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(12)         Includes 405,000 shares of Common Stock issuable upon the exercise of stock options that have been vested as of the date hereof.

(13)         Includes 39,642,461 shares owned by HighPeak I and 4,856,000 shares owned by Sponsor, both of which are wholly owned subsidiaries of HPEP I. The general partner of HighPeak I is HighPeak Energy GP, LLC, which is a wholly owned subsidiary of HPEP I. The general partner of HPEP I is HighPeak Energy Partners GP, LP, whose general partner is HighPeak GP, LLC (“HP GP I”). Jack Hightower has the right to appoint all of the managers to the board of managers of HP GP I and is one of three managers of HP GP I. Mr. Hightower has the number of votes necessary to constitute a majority of the total number of votes held by all of the managers of HP GP I at any given time, which acts by majority vote. As a result, Mr. Hightower may be deemed to have or share beneficial ownership of the securities held directly by HPEP I. Mr. Hightower disclaims any such beneficial ownership of such securities to the extent of his pecuniary interest therein.

(14)         The general partner of HighPeak II is HighPeak Energy GP II, LLC, which is a wholly owned subsidiary of HPEP II. The general partner of HPEP II is HighPeak Energy Partners GP II, LP, whose general partner is HighPeak GP II, LLC (“HP GP II”). Mr. Hightower has the right to appoint all of the managers of HP GP II. Mr. Hightower has the number of votes necessary to constitute a majority of the total number of votes held by all of the managers of HP GP II at any given time, which acts by majority vote. As a result, Mr. Hightower may be deemed to have or share beneficial ownership of the securities held directly by HPEP II. Mr. Hightower disclaims any such beneficial ownership of such securities to the extent of his pecuniary interest therein.

(15)         The general partner of HighPeak III is HighPeak GP III, LLC (“HP GP III”). Mr. Hightower has the number of votes necessary to constitute a majority of the total number of votes held by all of the managers of HP GP III at any given time, which will act by majority vote. As a result, Mr. Hightower may be deemed to have or share beneficial ownership of the securities held directly by HighPeak III. Mr. Hightower disclaims any such beneficial ownership of such securities to the extent of this pecuniary interest therein.

(16)         Includes 500,000 shares of Common Stock issuable upon the exercise of the warrants exercisable within sixty (60) days of the date hereof.

(17)         Represents 5,500,000 shares of Common Stock and 5,500,000 warrants owned by the John Paul DeJoria Family Trust at the Closing of the business combination. The address of the John Paul DeJoria Family Trust is 8911 N Capital of TX Hwy #3210, Austin, TX 78759.

(18)         Includes 5,500,000 shares of Common Stock issuable upon the exercise of the warrants exercisable within sixty (60) days of the date hereof.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Compensation arrangements with our Named Executive Officers and directors are described elsewhere in this proxy statement.

See “Security Ownership of Certain Beneficial Owners and Management” for information regarding the ownership of our securities by our control persons.

Business Combination Agreement

Pursuant to the Business Combination Agreement, dated May 4, 2020, as amended (the “Business Combination Agreement”), by and among the Company, Pure, Pure Acquisition Merger Sub, Inc. (“MergerSub”), HighPeak I, HighPeak II, HighPeak Energy III, LP (“HighPeak III”), HPK GP, and solely for the limited purposes specified therein, HPK Energy Management, LLC, pursuant to which, among other things and subject to the terms and conditions contained therein, (a) MergerSub merged with and into Pure, with Pure surviving as a wholly owned subsidiary of the Company, (b) each outstanding share of Pure’s Class A common stock, par value $0.0001 per share (“Pure Class A Common Stock”) and Pure’s Class B common stock, par value $0.0001 per share (“Pure Class B Common Stock”) (other than certain shares of Class B Common Stock that were surrendered for cancellation by Sponsor) were converted into the right to receive (A) one share of our Common Stock (and cash in lieu of fractional shares, if any), and (B) solely with respect to each outstanding share of Pure Class A Common Stock, (i) a cash amount, without interest, equal to $0.62, which represented the amount by which the per-share redemption value of Pure Class A Common Stock at the closing of the HighPeak business combination that exceeded $10.00 per share at the Closing, without interest, in each case, totaling approximately $767,902, (ii) one Contingent Value Right (a “CVR”) for each one whole share of Common Stock (excluding fractional shares, if any) issued to holders of Pure Class A Common Stock pursuant to clause (A), representing the right to receive additional shares of Common Stock (or such other specified consideration as is specified with respect to certain events) under certain circumstances, if necessary, to satisfy a 10% preferred simple annual return, subject to a floor downside per-share price of $4.00, as measured at the applicable maturity, which will occur on a date to be specified and which may be any date occurring during the period beginning on (and including) August 21, 2022 and ending on (and including) February 21, 2023, or in certain circumstances after the occurrence of certain change of control events with respect to the Company’s business, including certain mergers, consolidations and asset sales (with an equivalent number of shares of Common Stock held by HighPeak I and HighPeak II being collectively forfeited) and (iii) one warrant to purchase Common Stock for each one whole share of Common Stock (excluding fractional shares, if any) issued to holders of Pure Class A Common Stock pursuant to clause (A), (c) HighPeak I, HighPeak II and HPK GP (collectively, the “HPK Contributors”) (A) contributed their limited partner interests in HPK LP to the Company in exchange for Common Stock and the general partner interests in HPK LP to a wholly owned subsidiary of the Company in exchange for no consideration, and (B) contributed the outstanding Sponsor Loans (as defined in the Business Combination Agreement) in exchange for Common Stock and such Sponsor Loans were cancelled in connection with the closing of the HighPeak business combination and (d) following the consummation of the foregoing transactions, the Company caused HPK LP to merge with and into HighPeak Energy Acquisition Corp. (as successor to Pure) and all interests in HPK LP were cancelled in exchange for no consideration.

HighPeak I and HighPeak II collectively received 76,383,054 shares of Common Stock pursuant to the Business Combination Agreement. Further, certain of the Company’s executive officers and directors received the consideration provided by the HighPeak business combination through their ownership of Pure Class A Common Stock. Steven W. Tholen, the Company’s CFO received 5,000 shares of Common Stock, 5,000 CVRs and 5,000 warrants in exchange for shares of Pure Class A Common Stock owned by him prior to the HighPeak business combination. Michael L. Hollis, the Company’s President and member of the Company’s board of directors, received 16,802 shares of Common Stock, 16,802 CVRs and 20,382 warrants in exchange for shares of Pure Class A Common Stock and Pure’s warrants, respectively, owned by him prior to the HighPeak business combination. Further, Rodney L. Woodard, the COO of the Company, received 14,000 shares of Common Stock, 14,000 CVRs and 14,000 warrants in exchange for shares of Pure Class A Common Stock and Pure’s warrants, respectively, owned by him prior to the HighPeak business combination.

Contingent Value Rights Agreement

At the closing of the HighPeak business combination, the Company entered into the Contingent Value Rights Agreement, dated August 21, 2020 (the “CVR Agreement”), by and among, the Company, Sponsor, HighPeak I, HighPeak II and Continental, in its capacity as Rights Agent (as defined therein). The CVR Agreement provides for, among other things, the CVRs, which represent contractual rights to receive a contingent payment (in the form of additional shares of Common Stock, or as otherwise specified in the CVR Agreement) in certain circumstances that were issued to the holders of shares of Pure Class A Common Stock that participated in the HighPeak business combination and certain qualified institutional buyers and accredited investors, including certain affiliates and officers of the Company, that purchased forward purchase units of the Company pursuant to that certain Amended & Restated Forward Purchase Agreement, as amended from time to time, dated July 24, 2020, by and among the Company, each party designated as a purchaser therein (including purchasers that subsequently joined prior to the closing of the HighPeak business combination as parties thereto), HighPeak Energy Partners, LP, and, solely for the limited purposes specified therein, Pure (the “Forward Purchase Agreement”). Pursuant to the CVR Agreement, holders of CVRs in whose name a CVR is registered in the CVR registrar maintained by the Rights Agent at any date of determination are provided with a significant valuation protection through the opportunity to obtain additional contingent consideration in the form of additional shares of Common Stock if the trading price of our Common Stock is below the price that would provide the holders of CVRs with a 10% preferred simple annual return (based on a $10.00 per share price at the closing of the HighPeak business combination), subject to a floor downside per-share price of $4.00, either at (i) the date to be specified by the Company, Sponsor, HighPeak I and HighPeak II (collectively, with Sponsor and HighPeak I, the “CVR Sponsors”), which may be any date occurring during the period beginning on (and including) August 21, 2022 and ending on (and including) February 21, 2023, or (ii) in certain circumstances, the occurrence of certain change of control events with respect to the Company’s business, including certain mergers, consolidation and asset sales. If any additional shares of Common Stock are issued to Qualifying CVR Holders (as defined in the CVR Agreement), pursuant to the CVR Agreement, the CVR Sponsors will collectively forfeit an equivalent number of shares they own that are currently in escrow to the Company for cancellation. The Preferred Returns (as defined in the CVR Agreement) could entitle a Qualifying CVR Holder to receive up to 2.125 shares of Common Stock per CVR.  Following the closing of the HighPeak business combination, the CVR Sponsors collectively placed the shares in escrow, which equaled the maximum number of additional shares of Common Stock issuable pursuant to the CVR Agreement, which such shares will be released either to the Company for cancellation in connection with the satisfaction of any Preferred Returns or back to the CVR Sponsors, collectively, as applicable, following the maturity date under the CVR Agreement.

Stockholders’ Agreement

On August 21, 2021, Pure’s Sponsor, HighPeak I, HighPeak II, HighPeak III and Jack Hightower (collectively, with each of their respective affiliates and permitted transferees, the “Principal Stockholder Group”), on the one hand, and the Company, on the other hand, entered into the Stockholders’ Agreement, which governs certain rights and obligations following the closing of the HighPeak business combination (the “Stockholders’ Agreement”).

Under the Stockholders’ Agreement, the Principal Stockholder Group are entitled, based on its percentage ownership of the total amount of common stock issued and outstanding immediately following the closing of the HighPeak business combination (the “Original Shares”) and provided that the Original Shares constitute not less than the percentage of the then outstanding total voting securities of the Company set forth below, to nominate a number of directors for appointment to the Board as follows:

●

for so long as (i) the Principal Stockholder Group beneficially owns at least 35% of the Original Shares and (ii) the Original Shares constitute at least 30% of the Company’s then-outstanding voting securities, the Principal Stockholder Group can designate up to four (4) nominees, and if the Principal Stockholder Group owns less than 50% of the total outstanding voting securities, at least one nominee shall be independent as defined by applicable listing standards;

●

for so long as (i) the Principal Stockholder Group beneficially owns less than 35% but at least 25% of the Original Shares and (ii) the Original Shares constitute at least 25% of the Company’s then-outstanding voting securities, the Principal Stockholder Group can designate up to three (3) nominees;

●

for so long as (i) the Principal Stockholder Group beneficially owns less than 25% but at least 15% of the Original Shares and (ii) the Original Shares constitute at least 15% of the Company’s then-outstanding voting securities, the Principal Stockholder Group can designate up to two (2) nominees; and

●

if (i) the Principal Stockholder Group beneficially owns less than 15% but at least 5% of the Original Shares and (ii) the Original Shares constitute at least 7.5% of the Company’s then-outstanding voting securities, the Principal Stockholder Group can designate one (1) nominee.

If at any time the Principal Stockholder Group owns less than 5% of the Original Shares or the Original Shares constitute less than 7.5% of the Company’s then-outstanding voting securities, it will cease to have any rights to designate individuals for nomination to the Board.

For so long as the Principal Stockholder Group has the right to designate at least one director for nomination under the Stockholders’ Agreement, the Company will take all Necessary Action (as defined therein) to ensure that the number of directors serving on the Board shall not exceed seven. For so long as the Principal Stockholder Group owns a number of shares of Common Stock equal to at least (i) 20% of the Original Shares and (ii) 7.5% of the then-outstanding voting securities of the Company, the Company and the Principal Stockholder Group shall have the right to have a representative appointed to serve on each committee of the Board (other than the Audit Committee) for which any such representative is eligible pursuant to applicable laws and the Nasdaq. For so long as the Principal Stockholder Group has the right to designate one or more individuals for nomination to the Board, the Principal Stockholder Group shall have the right to appoint one non-voting observer to the Board.

The Stockholders’ Agreement also includes customary restrictions on the transfer of equity securities to certain persons acquiring beneficial ownership. Pursuant to the Stockholders’ Agreement, the Principal Stockholder Group will agree not to transfer, directly or indirectly, any equity securities of the Company for a period of 180 days after the closing of the HighPeak business combination, subject to certain customary exceptions. The Stockholders’ Agreement will terminate as to (i) each stockholder upon the time at which the Principal Stockholder Group no longer has the right to designate an individual for nomination to the Board under the Stockholders’ Agreement and (ii) a member of the Principal Stockholder Group that no longer owns any of the Original Shares.

Registration Rights Agreement

On August 21, 2020, the Company entered into the Registration Rights Agreement, by and among the Principal Stockholder Group and certain other security holders named therein (the “Registration Rights Agreement”), pursuant to which the Company will be obligated, subject to the terms thereof and in the manner contemplated thereby, to register for resale under the Securities Act all or any portion of the shares of Common Stock that the holders named thereto hold as of the date of such agreement and that they may acquire thereafter, including upon the conversion, exchange or redemption of any other security therefor (the “Registrable Securities”). The Company has agreed to file and cause to become effective a registration statement covering the Registrable Securities held by such holder making a demand for registration, provided that no fewer than the amount of Registrable Securities representing the lesser of (i) $25 million and (ii) all Registrable Securities owned by such holder, as applicable, are covered under the holder’s demand for registration. The holders can submit a request beginning immediately after the HighPeak business combination. Under the Registration Rights Agreement, the holders also have “piggyback” registration rights exercisable at any time that allow them to include the shares of Common Stock that they own in certain registrations initiated by the Company, provided that such holder elects to include its Registrable Securities in an amount not less than $5 million. Subject to customary exceptions, holders will also have the right to request one or more underwritten offerings of Registrable Securities, provided, that, they hold at least $5 million in Registrable Securities and each such offering include a number of Registrable Securities equal to the lesser of (i) $25 million and (ii) all of the Registrable Securities owned by such holders as of the date of the request. In the event that the sale of registered securities under a registration statement would require disclosure of certain material non-public information not otherwise required to be disclosed, the Company may postpone the effectiveness of the applicable registration statement or require the suspension of sales thereunder. The Company may not delay or suspend a registration statement on more than two (2) occasions for more than sixty (60) consecutive calendar days or more than ninety (90) total calendar days, in each case, during any twelve (12) month period.

Forward Purchases

In connection with the closing of the HighPeak business combination, the Company also issued shares of Common Stock, warrants and CVRs to certain qualified institutional buyers and accredited investors pursuant to that certain Forward Purchase Agreement.

Prior to the closing of the HighPeak business combination, and subsequent to the Company’s entry into the Forward Purchase Agreement, an aggregate of 8,976,875 forward purchase units (with each forward purchase unit consisting of one share of Common Stock, one warrant and one CVR) (such purchase, the “Forward Purchases”), for aggregate consideration of approximately $89.8 million in a private placement pursuant to those certain Assignment and Joinder agreements under and pursuant to the Forward Purchase Agreement, between such private purchasers and HPEP I. The proceeds from the Forward Purchases were used to fund a portion of the minimum equity consideration condition to closing required to effect the HighPeak business combination pursuant to the Business Combination Agreement.

Parties which made Forward Purchases include the John Paul DeJoria Family Trust, who acquired 5,500,000 forward purchase units, consisting of 5,500,000 shares of Common Stock (and a corresponding number of warrants and CVRs), and certain officers and directors of the Company who acquired shares of Common Stock, warrants and CVRs through the Forward Purchase Agreement. HighPeak III, which is an entity controlled by Jack Hightower, purchased 500,000 forward purchase units, consisting of 500,000 shares of Common Stock (and a corresponding number of warrants and CVRs) and Mr. Hightower directly purchased an additional 100,000 forward purchase units, consisting of 100,000 shares of Common Stock (and a corresponding number of warrants and CVRs) in his name. Steven W. Tholen and Michael L. Hollis each acquired 10,000 forward purchase units, consisting of 10,000 shares of Common Stock (and a corresponding number of warrants and CVRs), respectively, through the Forward Purchase Agreement.

Director Consulting Services

Michael Gustin, who is currently a director of HighPeak Energy, provided certain water-reclamation consulting services to members of Sponsor and wholly owned subsidiary of HighPeak I, the HPK Contributors and Jack Hightower and each of their respective affiliates and certain permitted transferees (collectively, the “HighPeak Group”) from the years 2017 to 2019 through entities he owns and controls. During such time, these entities received approximately $5 million from members of the HighPeak Group in exchange for these services.

Indemnification Agreements

On August 21, 2020, the Company entered into indemnity agreements (the “Indemnity Agreements”) with each of Messrs. Jack Hightower, Jay M. Chernosky, Keith A. Covington, Michael H. Gustin, Michael L. Hollis and Larry C. Oldham and Mme. Sharon Fulgham, each of whom is a director of the Company, and Messrs. Steven W. Tholen and Rodney L. Woodard, and in November 2020 an indemnity agreement with Keith Forbes, each of whom is a Section 16 officer of the Company. Each Indemnity Agreement provides that, subject to limited exceptions, and among other things, we will indemnify the director or Section 16 officer to the fullest extent permitted by law for claims arising in his or her capacity as our director or officer.

PROPOSAL TWO—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Weaver as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2021. The audit of the Company’s consolidated financial statements for the fiscal year ending December 31, 2020, was completed by Weaver on March 15, 2021.

The Board of Directors is submitting the appointment of Weaver for ratification at the Annual Meeting. The submission of this matter for approval by stockholders is not legally required, but the Board of Directors and the Audit Committee believe the submission provides an opportunity for stockholders, through their vote, to communicate with the Board of Directors and the Audit Committee about an important aspect of corporate governance. If the stockholders do not ratify the appointment of Weaver, the Audit Committee will reconsider the appointment of that firm as the Company’s independent registered public accounting firm.

The Audit Committee has the sole authority and responsibility to retain, evaluate and replace the Company’s independent registered public accounting firm. The stockholders’ ratification of the appointment of Weaver does not limit the authority of the Audit Committee to change independent registered public accounting firms at any time.

Audit and Other Fees

The table below presents the aggregate fees billed by Weaver, the Company’s independent registered public accounting firm, for services provided for 2020:

2020
Audit Fees(1)	$256,500

(1)

Audit fees consist of the aggregate fees paid for professional services rendered for (i) the audit of our annual financial statements included in our Annual Report on Form 10-K and a review of financial statements included in our Quarterly Report on Form 10-Q, (ii) the filing of our Registration Statement on Form S-1 and (iii) the filing of our Registration Statement on Form S-8.

The charter of the Audit Committee and its pre-approval policy require that the Audit Committee review and pre-approve the plan and scope of Weaver’s audit, audit-related, tax and other services.

The Company expects that representatives of Weaver will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.

Vote Required

Approval of Proposal TWO requires the affirmative vote of the holders of a majority of the shares present, in person or by proxy, and entitled to be voted at the Annual Meeting. Votes cast FOR or AGAINST and abstentions with respect to this Proposal TWO will be counted as shares entitled to vote on the Proposal. A vote to ABSTAIN will have the effect of a vote AGAINST the Proposal.

The Board of Directors unanimously recommends that stockholders vote FOR the ratification of the appointment of Weaver and Tidwell, LLP as the independent registered public accounting firm of the Company for 2021.

AUDIT COMMITTEE REPORT

The information contained in this Audit Committee Report and references in this Proxy Statement to the independence of the Audit Committee members shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference in such filing.

The Audit Committee is a separately designated standing committee of the Board established in accordance with Section 3(a)(58)(A) of the Exchange Act and operates under a written charter adopted as of August 21, 2020, and which will be reviewed annually.

Management is responsible for our system of internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. The Audit Committee is responsible for monitoring (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements and (iii) the independence and performance of our independent registered public accounting firm.

The Audit Committee has reviewed and discussed with our management and the independent registered public accounting firm the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2020, including a discussion of the quality, not just the acceptability, of the accounting principles applied, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by standards of the Public Company Accounting Oversight Board (“PCAOB”) and the Commission.

Our independent registered public accounting firm also provided to the Audit Committee the written disclosure required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent registered public accounting firm that firm’s independence.

Based on the Audit Committee’s discussions with management and the independent registered public accounting firm, and the Audit Committee’s review of the representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC.

Audit Committee of the Board of Directors

Larry C. Oldham, Chairman
Jay M. Chernosky, Member
Keith A. Covington, Member

STOCKHOLDER PROPOSALS

Any stockholder of the Company who desires to submit a proposal for inclusion in the Company’s 2022 Annual Meeting proxy materials must submit such proposal to the Company at its principal executive offices no later than December 30, 2022, unless the date of the 2022 Annual Meeting is more than thirty (30) days from June 1, 2022, in which case the proposal must be received at the Company’s principal executive offices a reasonable time before the Company begins to print and mail its 2022 Annual Meeting proxy materials. Any stockholder of the Company who desires to submit a proposal for action at the 2022 Annual Meeting, but does not wish to have such proposal included in the Company’s proxy materials, must submit such proposal to the Company at its principal executive offices between February 1, 2022, and March 3, 2022. We will only consider proposals that meet the requirements of the applicable rules of the SEC and our Amended and Restated Bylaws, adopted August 21, 2020.

AVAILABILITY OF CERTAIN DOCUMENTS

A copy of our 2020 Annual Report on Form 10-K for the year ended December 31, 2020 (the “Annual Report on Form 10-K”) is available at https://www.sec.gov/edgar/browse/?CIK=1792849 along with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report on Form 10-K is not incorporated into this Proxy Statement and is not considered proxy-soliciting material. We will mail without charge, upon written request, a copy of our Annual Report on Form 10-K including exhibits. Please send a written request to the Chief Financial Officer at:

HighPeak Energy, Inc.
421 W. 3rd Street, Suite 1000
Fort Worth, Texas 76102

The charters for our Audit Committee, Compensation Committee, Nominating & Governance Committee and ESG Committee as well as our Code of Business Conduct and our Financial Code of Ethics are in the “Corporate Governance” section of our corporate website, which is www.highpeakenergy.com, and are also available in print without charge upon written request to Chief Financial Officer at the address above.

Stockholders residing in the same household who hold their stock through a bank or broker may receive only one set of proxy materials in accordance with a notice sent earlier by their bank or broker. This practice will continue unless instructions to the contrary are received by your bank or broker from one or more of the stockholders within the household. We will promptly deliver a separate copy of the proxy materials to such stockholders upon receipt of a written or oral request to the Chief Financial Officer at the address above, or by calling (817) 850-4650.

If you hold your shares in street name and reside in a household that received only one copy of the proxy materials, you can request to receive a separate copy in the future by following the instructions sent by your bank or broker. If your household is receiving multiple copies of the proxy materials, you may request that only a single set of materials be sent by following the instructions sent by your bank or broker.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet - QUICK □□□□ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

HIGHPEAK ENERGY, INC.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on May 31, 2021.

INTERNET/MOBILE – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

□□FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED □

PROXY

Please mark your votes like this **X**

HIGHPEAK ENERGY, INC. — THE HIGHPEAK BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NOS. 1 AND 2.

THE SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF PROPOSAL NOS. 1 AND 2. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE ANNUAL MEETING, UNLESS SUCH AUTHORITY IS WITHHELD ON THIS PROXY CARD, THE PROXIES WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

1. Election of Directors:
   (1) Jay M. Chernosky
   (2) Sharon F. Fulgham

FOR	WITHHOLD	FOR ALL EXCEPT
☐	☐	☐

(Instruction: To withhold authority to vote for any individual nominee, mark "For All Except" and Strike a line through that nominee's name in the list above)

2. Appointment of Weaver and Tidwell, LLP to Serve as independent registered public accounting firm for the year ending December 31, 2021.

FOR	AGAINST	ABSTAIN
☐	☐	☐

CONTROL NUMBER

Signature____________________ **Signature, if held jointly**____________________ **Date**__________, **2021**

Note: When Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or another authorized officer. If a partnership, please sign in partnership name by an authorized person.

The proxy statement and our 2020 Annual Report to Stockholders are available at https://www.cstproxy.com/highpeakenergy/2021

FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED

REVOCABLE PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

HIGHPEAK ENERGY, INC.

The undersigned hereby appoints each of Jack Hightower and Michael Hollis (the "Proxies"), and each of them independently, with full power of substitution, as proxies to vote all of the shares of common stock of HighPeak Energy, Inc. ("HighPeak") that the undersigned is entitled to vote (the "Shares") at the 2021 Annual Meeting of Stockholders of HighPeak ("Annual Meeting") to be held at 421 W. 3rd Street, Suite 1000, Fort Worth, Texas 76102 on June 1, 2021, at 10:00 a.m., Central Time, and at any adjournments and/or postponements thereof. Such Shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and, unless such authority is withheld on the reverse side hereof, in the Proxies' discretion on such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the enclosed proxy materials, including the proxy statement and this proxy card, and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL NOS. 1 AND 2. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued, and to be marked, dated and signed, on the other side)